Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated March 12, 2021 (May 28, 2021 as to the subsequent events described in Note 14), relating to the financial statements of Ambrx Biopharma Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

May 28, 2021